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                                                                     EXHIBIT 3.1
                                LIGHTBRIDGE, INC.

                    Amendment to Amended and Restated By-Laws
              Adopted by the Board of Directors on October 29, 1998


         Section 10 of the Amended and Restated By-Laws of the Corporation is hereby amended and restated in its entirety to read as follows:

         Section 10.       INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         10.1     Indemnification.

                  (a) Proceedings Other than by or in the Right of the Corporation. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each of such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith, did not act in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the Indemnitee's conduct was unlawful. Notwithstanding anything to the contrary in this Section 10, except as set forth in Section 10.3(b) below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the corporation.

                  (b) Proceedings by or in the Right of the Corporation. The corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the corporation, or is or was serving as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the


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corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) that the Court of Chancery of the State of Delaware shall deem proper.

                  (c) Expenses of Successful Indemnitee. Notwithstanding any other provision of this Section 10, to the extent that an Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any action, suit or proceeding referred to in Section 10.1(a) or (b), or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee,
(ii) an adjudication that the Indemnitee was liable to the corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

                  (d) Partial Indemnification. If any Indemnitee is entitled under any provision of this Section 10.1 to indemnification by the corporation for a portion, but not all, of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in any appeal therefrom, the corporation shall indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         10.2 Advancement of Expenses. Subject to Section 10.3(b), in the event that the corporation does not assume a defense pursuant to Section 10.3(a) of any action, suit, proceeding or investigation of which the corporation receives notice under this Section 10, any expenses (including attorneys= fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final deposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Section 10. Any such undertaking by an Indemnitee shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         10.3     Procedures.

                  (a) Notification and Defense of Claim. As a condition precedent to any Indemnitee's right to be indemnified, the Indemnitee must promptly notify the corporation in writing of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or may be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own


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expense, with legal counsel reasonably acceptable to the Indemnitee; provided that the corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such claim. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided in this Paragraph (a). The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation,
(ii) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the corporation has not in fact employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation except as otherwise expressly provided by this Section 10.

                  (b) Requests and Payment. In order to obtain indemnification or advancement of expenses pursuant to this Section 10, an Indemnitee shall submit to the corporation a written request therefor, which request shall include documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Section 10.1(a) or (b) or Section 10.2, the corporation determines, by clear and convincing evidence, within such sixty-day period, that any Indemnitee did not meet the applicable standard of conduct set forth in Section 10.1(a) or (b). Such determination shall be made in each instance by (i) a majority vote of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum, (ii) a majority vote of a quorum of the outstanding shares of capital stock of all classes entitled to vote for directors, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, (iii) independent legal counsel (who may be regular legal counsel to the corporation), or (iv) a court of competent jurisdiction.

                  (c) Remedies. The right of an Indemnitee to indemnification or advancement of expenses pursuant to this Section 10 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies, in whole or in part, a request of an Indemnitee in accordance with the preceding Paragraph (b) or if no disposition thereof is made within the sixty-day period referred to in the preceding Paragraph (b). Unless otherwise provided by law, the burden of proving that an Indemnitee is not entitled to indemnification or advancement of expenses pursuant to this Section 10 shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the corporation pursuant to the preceding Section 10.3(b) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.



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         10.4 Rights Not Exclusive. The right of an Indemnitee to
indemnification and advancement of expenses pursuant to this Section 10 shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to serve in the capacity with respect to which the Indemnitee's right to indemnification or advancement of expenses accrued, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Section 10 shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures supplemental to those set forth in this Section 10. The corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Section 10. In addition, the corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation (including any partially or wholly owned subsidiary of the corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such a person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         10.5     Subsequent Events.

                  (a) Amendments of By-Laws or Law. No amendment, termination or repeal of this Section 10 or of any relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions of this Section 10 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the effective date of such amendment, termination or repeal. If the General Corporation Law of the State of Delaware is amended after adoption of this Section 10 to expand further the indemnification permitted to any Indemnitee, then the corporation shall indemnify the Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, without the need for any further action with respect to this Section 10.

                  (b) Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Section 10 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or factors occurring prior to the date of such merger or consolidation.

         10.6 Invalidation. If any or all of the provisions of this Section 10 shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable provision of this
Section 10 that shall not have been invalidated and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law.



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         10.7 Definitions. Unless defined elsewhere in these by-laws, any term used in this Section 10 and defined in Section 145(h) or (i) of the General Corporation Law of the State of Delaware shall have the meaning ascribed to such term in such Section.



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